Exhibit 16.1

SELLERS & ANDERSEN, L.L.C.
Certified Public Accountants and Business Consultants
                                                 941 East 3300 South, Suite 202
                                                    Salt Lake City, Utah  84106
                                                         Telephone 801 486-0096
                                                               Fax 801 486-0098

February 9, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom It May Concern:

We have read Item 4 of Form 8-K dated February 9, 2004, of Deep Well Oil & Gas,
Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Very truly yours,

/s/ Sellers & Andersen, L.L.C.
    Sellers & Andersen, L.L.C.